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                                                                   EXHIBIT 10.57

                                 WAREHOUSE LEASE

     This Lease is entered into as of February 1, 2006, between Zenith LaborNet, Inc. ("Landlord") and SED International Inc. ("Tenant"). For and in consideration of the mutual covenants contained herein and other good and valuable considerations, Landlord and Tenant agree as follows:

1. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain premises ("Premises") containing approximately 17,414 square feet of office space and warehouse currently designated as Suite 2533-B in a warehouse facility located in Royal Atlanta Business Park ("Development") and located at 2535 Royal Place, Tucker, Georgia 30084. Tenant accepts the Premises "as is" and "with all faults". Landlord warrant that, subject to the terms and conditions of the Lease and provided that Tenant performs all of its obligations hereunder; Landlord shall not hinder Tenant's peaceful and quiet enjoyment of the Premises during the Term. No site plan is attached to this lease.

2. TERM. The term of this Lease ("Term") shall begin February 1, 2006 (subject to adjustment as provided below in this paragraph. "Commencement Date") and shall end on January 31, 2006 ("Expiration Date") or on such earlier date as this Lease may terminate pursuant to this Lease or applicable law. The "end" of the Term is the expiration or earlier termination of the Term. There shall be no extension or renewal of the Term by operation of law. Tenant shall pay Landlord, for the period of time Tenant retains possession of the Premises after the end of the Term. Minimum Rent at a rate of one hundred fifty percent (150%) of the Monthly Rental Rate together with Additional Rent and all other charges hereunder at the same rate in effect as of the end of the Term.

3.   RENT AND OTHER CHARGES

          3.1 MINIMUM RENT. Tenant shall pay Landlord rent at the initial rate of $4,716.30 per month, due in advance on the first day of each calendar month during the Term.

          3.2 PROPERTY TAXES. Tenant shall pay an additional $846.00 per month for Property Taxes.

          3.3 UTILITIES & JANITORIAL. Tenant shall pay $40 per month for janitorial services and 65% share of all charges water, gas, electricity, fuel, light, heat, power, telephone and other utilities furnished to or used by Tenant on or about the Premises. If Tenant does not pay such charges, Landlord may pay the same and such payment shall be Additional Rent payable upon Landlord's demand. Landlord and Tenant agree to review utility costs throughout the lease term to make adjustments if necessary.

          3.4 GENERAL. Tenant shall pay all Rent and all other charges under this Lease in cash or by check payable to: Zenith LaborNet Inc. and hand delivered or mailed to 2535-A Royal Place, Tucker, Georgia 30084 or to such other address as Landlord may notify Tenant from time to time. Tenant's obligations to pay Rent and other charges hereunder are independent of Landlord's obligations hereunder.

4. SECURITY DEPOSIT. Tenant has deposited $4,716.30 ("Security Deposit") with Landlord upon execution hereof as security for the performance of Tenant's obligations hereunder. If Tenant fails to pay or perform when due its obligations hereunder, Landlord may use the Security Deposit to pay or perform such obligation. If Tenant performs its obligations hereunder, Landlord shall return the Security Deposit to Tenant within ten (10) days after the end of the Term. Tenant waives all rights with respect to the Security Deposit other than the rights provided in this paragraph.

5. USE OF PREMISES. Tenant warrants that Tenant and its employees, agents and invitees shall: (a) use the Premises for no purpose other than for: general warehouse and office for a computer/electronics distribution company without Landlord's prior consent,. (b) keep the Premises clean, both inside and outside, keep all accumulated trash in covered containers and have such trash removed from the Premises regularly, (c) observe any rules and regulations in the existing CC&R's.

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6.   RETURN OF PREMISES. Tenant shall deliver the Premises to Landlord at the end of the Term in the same condition as was present October 1, 2004, natural wear and tear excepted. Subject to Landlord's right to distrain for rent under applicable law. Tenant may remove its personal property (including movable trade fixtures that are not attached to the Premises) from the Premises on or before the end of the Term. All of Tenant's trade and other fixtures that are attached to the Premises shall become property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term, except that Tenant shall remove part or all of such fixtures at the end of the Term and repair any damage to the Premises caused by such removal if Landlord so elects. All of Tenant's personal property that Tenant fails to remove from the Premises by the end of the Term shall become the property of Landlord and shall remain upon and be surrendered with the Premises a the end of the Term, except that Tenant shall remove part or all of such personal property at the end of the Term if Landlord so elects.

7. REPAIRS AND MAINTENANCE BY LANDLORD. Except as expressly provided in this Lease, Landlord shall not be obligated to make repairs or to perform maintenance relating to the Premises.

8. REPAIRS AND MAINTENANCE BY TENANT. Tenant shall maintain in good, sanitary and safe condition and repair and in compliance with all applicable governmental laws, ordinances, rules and regulations the HVAC, plumbing, electrical, wiring and gas systems and all components thereof and all other equipment and fixtures contained within or serving the Premises (collectively, "Special Systems") and all portions of the Premises that Landlord is not expressly required to repair under this Lease. Tenant shall be responsible and make repairs to any portion of the Premises damaged or destroyed during routine business activities. Tenant shall make repairs to the Premises only after (a) giving Landlord written notice describing in detail the nature and method of the proposed repair, the contractor proposed for such repair and such other information as Landlord may require and (b) obtaining Landlord's prior approval for such repair and Tenant's proposed implementation of such repair.

9. ALTERATIONS AND ADDITIONS. Tenant shall not make any alterations or additions to the Premises.

10. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, pledge, mortgage or otherwise transfer or encumber this Lease or any interest herein or sublet the Premises or any part thereof or permit the use of the Premises by other than Tenant's employees and invitees in the course on Tenant's business.

11. INDEMNITY. To the fullest extent permitted by law, Tenant shall indemnify and hold harmless Landlord for and from any and all claims, actions, injuries, losses, damages, judgments, liabilities, fees, costs and expenses (including reasonable attorneys' fees and expenses and court costs) arising out of (a) the use or occupancy of the Premises or any negligence or misconduct by Tenant or its agents, employees, contractors, licensees or invitees or the breach by Tenant of any of Tenant's representations, warranties or obligations hereunder or Landlord's enforcement of, or collection of any amounts under, this Lease.

12. INSURANCE. Tenant shall maintain during its existing insurance for the Premises and Tenant's liability policy shall name Landlord as an additional insured endeavors to give Landlord thirty (30) days prior notice thereof. Tenant shall also maintain during the Term a policy of full replacement cost casualty and extended risk insurance for loss of or damage to Tenant's property on the Premises and that part of the Special Systems installed by Tenant. Tenant shall deliver to Landlord the insurer's certificate of each insurance policy required by this Lease. Landlord shall maintain a policy of casualty insurance for the Building.

13.  DEFAULT. Each of the following shall be an "Event of Default" hereunder:
     (a) the failure of Tenant to pay any past due Rent or other charge hereunder within five (5) days after notice from Landlord thereof, (b) the failure of Tenant to perform or observe any other provision of this Lease and the continuation of such failure for ten (10) days after Landlord's notice to Tenant thereof.

14. REMEDIES. Upon and after the occurrence of an Event of Default, Landlord shall have the remedies described below in addition to all other remedies allowed at law or in equity or elsewhere in this Lease, all of which shall be cumulative and not in the alternative and any or all of which may be exercised successively or concurrently and at such time or times as Landlord elects, except as provided to the contrary below.

          14.1. GENERAL. Landlord shall have the right to terminate this Lease or to terminate Tenant's right to possession of the Premises and to evict Tenant from the Premises by self-help, summary
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               dispossessory proceedings or otherwise without terminating this
               Lease, but in any event (a) Tenant shall remain liable for Rent and other charges hereunder through the Expiration Date, (b) Tenant shall surrender possession of and vacate the Premises immediately upon Landlord's notice to Tenant and (c) Landlord shall have the right to enter and retake possession of the Premises and expel or remove Tenant and Tenant's property there from, without being liable for damages or any other claim based on contract, tort or any other theory and without being subject to prosecution. No such entry shall be considered a forcible entry.

          14.2. TERMINATION OF LEASE. Landlord shall have the right to terminate this Lease and to recover from Tenant all losses and damages, including consequential damages, suffered or incurred Landlord by reason of such termination and Tenant's failure to perform hereunder.

15. NO ESTATE IN LAND. This Lease shall create the relationship only of landlord and tenant between Landlord and Tenant. No estate shall pass out of Landlord by reason of this Lease. Tenant has only a usufruct which is not subject to levy and sale and not assignable by Tenant except as expressly provided in this Lease. If any Rent under this Lease is calculated with reference to Tenant's volume of business, Landlord shall not by reason thereof be deemed a partner of Tenant or to have any interest in Tenant's business.

16. NOTICES. All notices, consents and other communications hereunder shall be given to Tenant at: 2535-B Roval Place, Tucker, Georgia 30084 and to Landlord at: 2535-A Roval Place, Tucker, Georgia 30084 or to such other address as either party may notify the other. All such communications shall be in writing unless otherwise provided herein and shall be delivered by hand (as by a party, it designee or commercial courier) or sent by registered or certified U.S. mail, postage prepaid, return receipt requested.

17.  MISCELLANEOUS.

          17.1 AMENDMENTS. This Lease may be modified only in writing, signed by the parties at the time of the modification.

          17.2 ENTIRE AGREEMENT. This Lease, together with the attachments hereto and any credit or other information supplied to Landlord by Tenant or any guarantor hereof, constitutes the entire agreement and all representations of the parties with respect to the subject matter hereof. No other prior or contemporaneous agreement, understanding or representation concerning such subject matter shall be effective or relied upon by either party.

          17.3 GOVERNING LAW. The law of the State of Georgia shall govern the interpretation, validity and enforcement of this Lease.

          17.4 RIGHTS CUMULATIVE. All rights, powers and privileges that this Lease confers upon Landlord shall be cumulative of and in addition to those given by law.

          17.5 SEVERABILITY. If any provision of this Lease is held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Lease shall not be affected thereby.

          17.6 SUCCESSORS AND ASSIGNS. Subject to the terms hereof, this Lease shall be binding upon and inure to the benefit of said respective parties, their legal representatives, successor and assigns.

          17.7 SURVIVAL OF OBLIGATIONS. All obligations and liabilities under this Lease, to the extent not fully performed or discharged by Tenant with his obligation hereunder shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

          17.8 TIME OF ESSENCE. Time is of the essence of this Lease.

          17.9 WAIVER. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with his obligation hereunder shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

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18.  RULES AND REGULATIONS. The attached Rules and Regulations are herby made a pan of this Lease.

19. LATE CHARGES. If Landlord fails to receive all or any portion of a rent payment within five (5) days after it become due. Tenant shall pay Landlord, as additional rental, a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

     Witness whereof, the parties have executed this Lease under seal on the date or dates indicated below.

TENANT: SED International Inc.          LANDLORD: Zenith LaborNet. Inc.


By: /s/ Mark Divito            (Seal)   By: /s/ Perry Shupe               (Seal)
    ---------------------------             ------------------------------
Title: V P OPERATIONS                   Title: CEO
Date Signed: 1-25-2006                  Date Signed: 1-23-2006


/s/ Marty Simpson                       /s/ Cathy Cothran
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Witness for Tenant                      Witness for Landlord